EXHIBIT 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE
CHIEF FINANCIAL OFFICER PURSUANT TO SUBSECTIONS (a) AND (b)
OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Mark M. Jacobs, President and Chief Executive Officer of RRI Energy, Inc. (the Company), and Rick J. Dobson, Executive Vice President and Chief Financial Officer, each hereby certify, to the best of their knowledge:
(a)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2009	/s/ Mark M. Jacobs Mark M. Jacobs
President and
Chief Executive Officer

/s/ Rick J. Dobson Rick J. Dobson
Executive Vice President and
Chief Financial Officer